EXHIBIT 21

Subsidiaries of the Registrant

	Organized Under Laws of	Percentage of Voting Securities Owned by Immediate Parent
Consolidated-Tomoka Land Co.	Florida	—
Indigo Group Inc.	Florida	100.0
Indigo Group Ltd. (A Limited Partnership)	Florida	99.0	*
Indigo Development LLC	Florida	100.0
Indigo Commercial Realty Inc.	Florida	100.0
Palms Del Mar Inc.	Florida	100.0
Indigo International LLC	Florida	100.0
W. Hay Inc.	Florida		**
W. Hay LLC	Florida		***
Indigo Grand Champion One LLC	Florida	100.0	****
Indigo Grand Champion Two LLC	Florida	100.0	****
Indigo Grand Champion Three LLC	Florida	100.0	****
Indigo Grand Champion Four LLC	Florida	100.0	****
Indigo Grand Champion Five LLC	Florida	100.0	****
Indigo Grand Champion Six LLC	Florida	100.0	****
Indigo Grand Champion Seven LLC	Florida	100.0	****
Indigo Grand Champion Eight LLC	Florida	100.0	****
Indigo Grand Champion Nine LLC	Florida	100.0	****
Indigo Grand Champion Ten LLC	Florida	100.0	****

*	Consolidated-Tomoka Land Co. is the limited partner of Indigo Group Ltd., and owns 99.0% of the total partnership equity. Indigo Group Inc. is the managing general partner of the partnership and owns 1.0% of the partnership equity.
**	W. Hay Inc. is 100% owned by Indigo Group Inc.
***	W. Hay LLC is 100% owned by W. Hay Inc.
****	Palms Del Mar Inc. is the Managing Member

All subsidiaries are included in the Consolidated Financial Statements of the Company and its subsidiaries appearing elsewhere herein.